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                                                                    EXHIBIT 23.2


The Board of Directors
PHH Corporation:


    We consent to the incorporation by reference in Registration Statement Nos. 333-11035, 333-17323, 333-17411, 333-20391, 333-26927, 333-35709, and
333-23063, 333-45227, 333-45155 and 333-49405 on Forms S-3, in Registration
Statement No. 333-46661 on Form S-4 and in Registration Nos. 33-26875, 33-75682, 33-93322, 33-41823, 33-48175, 33-58896, 33-91656, 333-03241,
33-74068, 33-74066, 33-91658, 333-00475, 333-03237, 33-75684, 33-80834,
33-93372, 333-09633, 333-09637, 333-09655, 333-22003, 333-34517-2, 333-42503,
333-30649, 333-42549, 333-45183, and 333-47537 on Forms S-8 for Cendant
Corporation of our report dated April 30, 1997, with respect to the consolidated balance sheet of PHH Corporation and subsidiaries (the "Company") at December 31, 1996 and the related consolidated statements of income, shareholders' equity, and cash flows for the years ended December 31, 1996 and January 31, 1996, before the restatement related to the merger of Cendant Corporation's relocation business with the Company and reclassifications to conform to the presentation used by Cendant Corporation, which report is included in the Annual Report on Form 10-K/A of Cendant Corporation for the year ended December 31, 1997.


                                                  /s/ KPMG Peat Marwick LLP

                                                  KPMG Peat Marwick LLP

Baltimore, Maryland
September 25, 1998